EXHIBIT 10.13

                           FORM OF DIRECTOR AGREEMENT
                 (Pursuant to Director Indexed Fee Continuation
                    Program for First Federal Savings Bank of
                    LaGrange) for the following individuals:


         Albert G. Bailey
         Hiram S. Burdette, III
         Fred A. Durand, III
         Jacob B. Jarrell, III
         Kelly R. Linch
         Gordon M. Smith, Sr.
         John W. Stewart, Jr.
         Steven P. Teaver
         Robert W. Walters


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                                     FORM OF
                    DIRECTOR INDEXED FEE CONTINUATION PROGRAM
                               DIRECTOR AGREEMENTS


         This Agreement, made and entered into this 3rd day of February, 1995, by and between First Federal Savings Bank of LaGrange, a Bank organized and existing under the laws of the State of Georgia, hereinafter referred to as "the Bank", and _____________________, a member of the Board of Directors of the Bank, hereinafter referred to as "the Director".

         The Director has been on the Board of the Bank for several years and has now and for years past faithfully served the Bank. It is the consensus of the Board of Directors that the Director's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity. The Board further believes that the Director's experience, knowledge of corporate affairs, reputation and industry contacts are of such value and his continued services so essential to the Bank's future growth and profits that it would suffer severe financial loss should the Director terminate his service on the Board.

         Accordingly, the Board of the Bank has adopted the First Federal Savings Bank of LaGrange Director Indexed Fee Continuation Program (the Plan) and it is the desire of the Bank and the Director to enter into this Agreement under which the Bank will agree to make certain payments to the Director upon his retirement and to his beneficiaries in the event of his death pursuant to the Plan.

         It is the intent of the parties hereto that this Agreement be considered an arrangement maintained primarily to provide supplemental retirement benefits for the Director, for purposes of the Employee Retirement Security Act of 1974 (ERISA). The Director is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan.


         Therefore, in consideration of services the Director has performed in the past and those to be performed in the future and based upon the mutual promises and covenants herein contained, the Bank and the Director agree as follows:

I.       INDEXED PLAN

         The Director is hereby subject to the terms and conditions of the Plan adopted by the Board of Directors of the Bank to be effective on February 3, 1995; a copy of the terms and conditions of the Plan being attached hereto as
Exhibit I and made a part hereof by reference.

II.      MISCELLANEOUS

         A.       Alienability and Assignment Prohibition:

                  Neither the Director, his widow nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or his beneficiary,
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                  nor be  transferable  by  operation  of law  in the  event  of bankruptcy, insolvency or otherwise. In the event the Director
                  or   any   beneficiary   attempts   assignment,   commutation,
                  hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

         B.       Binding Obligation of the Bank and any Successor in Interest:

                  The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

         C.       Revocation:

                  It is agreed by and between the parties hereto that, during the lifetime of the Director, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Director and the Bank.

         D.       Gender:

                  Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

         E.       Effect on Other Bank Benefit Plans:

                  Nothing contained in this Agreement shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

         F.       Headings:

                  Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

         G.       Applicable Law:

                  The validity and interpretation of this Agreement shall be governed by the laws of the State of Georgia.

III.     ERISA PROVISION

         A.       Named Fiduciary and Plan Administrator:

                  The "Named Fiduciary and Plan Administrator" of this Plan shall be First Federal Savings Bank of LaGrange until his resignation or removal by the Board of Directors. As Named Fiduciary and Plan Administrator, First Federal Savings Bank of LaGrange shall be responsible for the management, control and administration of the Director's Indexed Fee Continuation Plan as established herein. The Bank may delegate to others certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

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         B.       Claims Procedure and Arbitration:

                  In the event a dispute arises over benefits under this Agreement and benefits are not paid to the Director (or to his beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Plan Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

                  If claimants desire a second review they shall notify the Plan Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In their sole discretion, the Plan Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

                  If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

                  Where a dispute arises as to the Bank's discharge of the Director "for cause", such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.


         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the 3rd day of February, 1995, and that, upon execution, each has received a conforming copy.

                                       FIRST FEDERAL SAVINGS BANK OF LAGRANGE


                                       By:
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Witness                                Title



                                       By:
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Witness


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